UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                January 30, 2004
                _________________________________________________
                Date of Report (Date of earliest event reported)


                       INTERCELL INTERNATIONAL CORPORATION
              _____________________________________________________
             (Exact name of Registrant as specified in its charter)


            Nevada                    0-14306                  84-0928627
          ____________________________________________________________
(State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                  Identification Number)


                           370 17th Street, Suite 3640
                             Denver, Colorado 80202
            ________________________________________________________
              (Address of principal executive offices)   (Zip Code)


                                 (303) 592-1010
             ______________________________________________________
              (Registrant's telephone number, including area code)



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ITEM 5  OTHER EVENTS AND REGULATION FD DISCLOSURE

Chief  Executive  Officer  Appointment

On January 30, 2004, Intercell International Corporation (the Registrant) appointed Mr. Charles Brunetti as the Chief Executive Officer of the Registrant for a term of one (1) year. Mr. Brunetti has served as a director of the Registrant since October 20, 2003. In addition, Mr. Brunetti is the Chief Executive Officer and President of the Registrant's wholly-owned subsidiary, Brunetti DEC, LLC.

Acquisition of Additional Equity in Brunetti DEC, LLC

On January 30, 2004, the Registrant acquired the remaining 40% equity in its majority-owned subsidiary Brunetti DEC, LLC from the other two shareholders, Messrs. Brunetti and Beall. The Registrant paid Ten Thousand Dollars ($10,000.00) to each of the two shareholders of the remaining 40% equity. The Registrant also contributed to Brunetti DEC, LLC Three Hundred Thousand Dollars ($300,000.00), which will be used to support operations.

In addition, to the cash payment, Messrs. Brunetti and Beall each received a Five Hundred Thousand (500,000) share stock option under the Registrant's 1995 Compensatory Stock Option Plan. Such stock options have a term of ten years and an exercise price of $0.41. Further, neither option is eligible to be exercised for a period of one year.

ITEM 7 EXHIBITS

     None.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 4, 2004                           INTERCELL INTERNATIONAL
                                                        CORPORATION




                                                  /s/ Kristi J. Kampmann
                                                  -----------------------------
                                                  Kristi  J.  Kampmann,
                                                  Chief  Financial  Officer




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